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                   CREDIT SUISSE WARBURG PINCUS CAPITAL FUNDS

                            CERTIFICATE OF AMENDMENT

     The undersigned, being the Vice President and Secretary of Credit Suisse Warburg Pincus Capital Funds, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Agreement and Declaration of Trust, dated February 22, 1996, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 2, 2001, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

     The name of the Trust shall be "Credit Suisse Capital Funds" effective as of December 12, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series;

     Section 6.2 of the Declaration of Trust is also hereby amended to change the name of the portfolios of Trust as follows:

               The name of the Credit Suisse Warburg Pincus Blue Chip Fund of the Trust to be the "Credit Suisse Blue Chip Fund" effective as of December 12, 2001;

               The name of the Credit Suisse Warburg Pincus Value Fund of the Trust to be the "Credit Suisse Large Cap Value Fund " effective as of December 12, 2001;

               The name of the Credit Suisse Warburg Pincus Small Company Value Fund of the Trust to be the "Credit Suisse Small Cap Value Fund " effective as of December 12, 2001;

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this 16th day of October, 2001.

                                            /s/ Hal Liebes
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                                            Hal Liebes
                                            Vice President and Secretary
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                                 ACKNOWLEDGMENT


STATE OF                         )
                                 ) ss.
COUNTY OF                        )

                                                                October 16, 2001
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     Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.


     Before me,

                                            /s/ George Travers
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                                            Notary Public

                                            My commission expires: July 15, 2003
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